(As amended - 9/3/97)

                                     BY-LAWS
                                       OF
                                    PSC INC.
                     (hereinafter called the "Corporation")



                                   ARTICLE I.

                            MEETINGS OF SHAREHOLDERS

         SECTION 1. Annual Meeting. The Annual Meeting of the Shareholders of the Corporation shall be held on such dates and as may be fixed from time to time by the Board of Directors and stated in the notice of meeting, for the election of Directors and for the transaction of such other business as may properly be brought before such meeting.

         SECTION 2. Special Meetings. Special Meetings of the Shareholders of the Corporation may be held at any time in the interval between Annual Meetings. Special Meetings may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

         SECTION 3. Place of Meetings. Annual and Special Meetings of the Shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place within or without the State of New York as the Board of Directors may from time to time determine.

         SECTION 4. Notice of Meetings. Written or printed notice of the time and place and purpose or purposes of all meetings of the Shareholders shall be given personally, or by mail, not less than ten (10) days nor more than fifty
(50) days before the day fixed for the meeting, to each Shareholder entitled to vote at said meeting, and such notice must indicate that it is being issued by or at the direction of the person or persons calling the meeting. Such notice must also be given to any Shareholder who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised, if such action were taken, and such notice must specify the proposed action and state the fact that if the action is taken, the dissenting Shareholder shall have appraisal rights. Such notice shall be given to the Shareholder by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid and addressed to him at his address as it appears on the books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which event it shall be mailed to the address designated in such request. Notices of every Annual or Special Meeting shall state the place, day, hour and purpose or purposes of such meeting; and, in case of any Special Meeting, no business shall be acted upon which has not been stated in the notice of the meeting. The notices, as provided for in this Section, are not required to be given to any Shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. No notice of an adjourned meeting of Shareholders need be given, unless the Board of Directors fixes a new record date for the adjourned meeting.

         SECTION 5. Record Dates. For the purpose of determining the Shareholders entitled to notice of or to vote at a Shareholders' meeting or any adjournment thereof, the Board of Directors may fix a date of record which shall not be more than fifty (50) days nor less than ten (10) days before said meeting date. For the purpose of determining Shareholders entitled to express consent to or dissent from any proposal without a meeting, or for determining Shareholders entitled to receive payment of a dividend or the allotment of any rights, or for any other action, the Board of Directors may fix a date of record which shall not be more than fifty (50) days prior to such action.

         SECTION 6. Quorum. At all Meetings of Shareholders, except as otherwise provided by law or by the Certificate of Incorporation, there shall be present in person or represented by proxy, Shareholders owning a majority in number of the shares of the Corporation issued and outstanding and entitled to vote thereat, in order to constitute a quorum; but if there be no quorum, the holders of such shares so present or represented may by majority vote adjourn the meeting from time to time, but not for a period of over thirty (30) days at any one time, without notice other than by announcement at the meeting, until a quorum shall attend, any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present, it is not broken by the subsequent withdrawal of any Shareholder.

         SECTION 7. Voting. At all meetings of the Shareholders, each Shareholder, entitled to vote thereat, may vote in person or by proxy, and shall have one (1) vote for each share standing in his name on the books of the Corporation, unless otherwise required by law, the Certificate of Incorporation or any amendments thereto, or these By-Laws. Upon demand of the Shareholders holding ten percent (10%), in interest of the shares, present in person or by proxy, and entitled to vote, voting shall be by ballot. A plurality of votes cast shall be sufficient to elect Directors, and a majority of votes cast shall be sufficient to take any other corporate action, except as otherwise provided by law or these By-Laws.

         SECTION 8. Proxies. Every proxy shall be in writing, subscribed by the Shareholder or his duly authorized attorney and dated. No proxy which is dated more than eleven (11) months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

         SECTION 9. Conduct of Meetings. Meetings of Shareholders shall be presided over by the Chief Executive Officer of the Corporation, or in his absence, by the Chairman of the Board of Directors, if any, or in his absence by the President, or in his absence, by an Executive Vice President, if any, or in the absence of all such officers, by a Chairman to be chosen at the Meeting.
The Secretary of the Corporation shall act as Secretary of the Meeting, if present.

         The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of Meetings of Shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the Meeting shall have the right and authority to prescribe such rules, regulations and procedures an to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the Meeting, including, without limitation, establishing an agenda or order of business for the Meeting, rules and procedures for maintaining order at the Meeting and the safety of those present, limitations on participation in such Meeting to Shareholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the Chairman shall permit, restrictions on entry to the Meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless, and to the extent, determined by the Board of Directors or the Chairman of the Meeting, Meetings of Shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

         SECTION 10. Notification of Nominations. Nominations for election of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of Directors. Any Shareholder entitled to vote for the election of Directors at such a Meeting may nominate persons for election as Directors only if written notice of such Shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an Annual Meeting of Shareholders, 90 days in advance of such Meeting, and (ii) with respect to an election to be held at a Special Meeting of Shareholders for the election of Directors, the close of business on the seventh day following the date on which notice of such Meeting is first given to Shareholders. Each such notice shall set forth: (a) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such Shareholder is a holder of record of stock of the Corporation entitled to vote at such Meeting and intends to appear in person or by proxy at the Meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such Shareholder, (d) such other information regarding each nominee proposed by such Shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a Director of the Corporation if elected. The Chairman of a Shareholder Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         SECTION 11. Notification of Proposals for Corporate Action. Any Shareholder entitled to vote at a Meeting may make a proposal for corporate action at such Meeting only if written notice of such Shareholder's intent to make such a proposal is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an annual Meeting of Shareholder, 90 days in advance of such Meeting, and (ii) with respect to a Special Meeting of Shareholders, the close of business on the seventh day following the date on which notice of such Meeting is first given to Shareholders. Each such notice shall set forth: (a) the name and address of the Shareholder who intends to make the proposal, (b) a representation that such Shareholder is a holder of record of stock of the Corporation entitled to vote at such Meeting and intends to appear in person or by proxy at the Meeting to make the proposal, (c) a description of the proposal,
(d) such other information regarding the proposal as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission. The Chairman of a Shareholder Meeting may refuse to acknowledge the proposal of any person not made in compliance with the foregoing procedure.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1. Number, Election and Terms. The business and affairs of the Corporation shall be managed and controlled by a Board of Directors consisting of not less than nine (9) nor more than twenty (20) persons. The exact number of Directors within the minimum limitations specified in the preceding sentence shall be fixed from time to time by the by-laws pursuant to a resolution adopted by a majority of the entire Board of Directors.* At the 1989 Annual Meeting of Shareholders, the Directors shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1990 Annual Meeting of Shareholders, the term of office of the second class to expire at the 1991 Annual Meeting of Shareholders, and the term of office of the third class to expire at the 1992 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election. Each Director shall serve until his successor is elected and qualified, unless his directorship be theretofore vacated by resignation, death, removal or otherwise. Directors need not be shareholders.

         SECTION 2. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the next Annual Meeting of Shareholders and until his successor is elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director.

         SECTION 3. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of the Corporation entitled to vote for the election of Directors.

         SECTION 4. Meetings. Regular Meetings of the Board of Directors shall be held at such times as the Directors may from time to time determine. Special Meetings of the Board of Directors shall be held at any time, upon call from the Chairman of the Board, the Chief Executive Officer or at least one-third (1/3) of the Directors.

         SECTION 5. Place of Meetings. Regular and Special Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place, within or without the State of New York, as the Board of Directors may from time to time determine.

         SECTION 6. Notice of Meetings. Notice of the place, day and hour of every Regular and Special Meeting shall be given to each Director at least one
(1) day before the meeting by delivering the same to him personally or sending the same to him by telegraph or leaving the same at his residence or usual place of business or by mailing, at least three (3) days before the meeting, such known Post Office address according to the records of the Corporation. No notice of any adjourned meeting of the Board of Directors need be given other than by announcement at the meeting, subject to the provisions of Section 8 of this Article.

         SECTION 7. Waiver of Notice. Notice of the meeting need not be given to any Director who submits a signed written waiver thereof whether before, during or after the meeting nor to any Director who attends the meeting without protesting, prior thereto or at it commencement, the lack of notice to him.

         SECTION 8. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, a majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at each meeting of the Board of Directors; but if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjournment, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 9. Compensation. Directors as such shall not receive any stated compensation for their services, but by resolution of the Board of Directors, a fixed sum and expense of attendance may be allowed for attendance at each Special or Regular Meeting thereof. Nothing in this Section will be construed to preclude a Director from serving the Corporation in any other capacity and from receiving compensation therefor.

         SECTION 10. Executive Committee and Other Committees. The Board of Directors may, in its discretion, by an affirmative vote of a majority of the whole Board appoint an Executive Committee, or any other committee, to consist of three (3) or more Directors as the Board of Directors in the management of the business and affairs the Corporation, and other committees shall have those powers conferred upon them by the Board, except that no committee shall have power:

     (a) To recommend to Shareholders any action requiring Shareholder approval;

     (b) To fill vacancies in the Board or in any committee thereof;

     (c) To fix compensation of Directors for service on the Board or any committee thereof;

     (d) To repeal, amend or adopt By-Laws;

     (e) To amend or repeal any Board resolution which does not, by its terms, make it amendable or repealable by such committee;

     (f) To remove, or fix the compensation of, officers who are elected by the Board.

In the absence of any member of the Executive Committee or of any other committee, the members thereof present at any meeting may appoint a member of the Board of Directors previously designated by the Board as a committee alternate to act in place of such absent member. The Board of Directors shall have the power at any time to change the membership of any committee, to fill vacancies in it, or dissolve it. The Executive Committee and any other committee may make rules for the conduct of its business, and may appoint such committees and assistants as may from time to time be necessary, unless the Board shall provide otherwise. A majority of the members of the Executive Committee and of any other committee shall constitute a quorum. Each committee shall keep regular minutes and report to the Board of Directors when required.


         SECTION 11. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof at a duly held meeting may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. Such resolution and the written consents thereto by the members of the Board of Directors or the committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

         SECTION 12. Participation in Meetings by Conference Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

                                   ARTICLE III

                                    OFFICERS

         SECTION 1. Election of Officers. The Board of Directors (or the Executive Committee), at any duly held meeting thereof, shall elect a President, a Secretary and Treasurer of the Corporation, and may elect a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors from among the Directors of the Corporation, one or more Vice Presidents and any other officers. Each such officer shall serve at the pleasure of the Board of Directors or until his successor shall have been duly elected or appointed and qualifies, or until he shall have been removed in the manner provided in Section 3 of this Article. Any two offices may be held by the same person, except that no person shall hold the office of President and Secretary concurrently. Any vacancies in the above offices shall be filled in the same manner.

         SECTION 2. Assistant and Subordinate Officers. The Board of Directors (or the Executive Committee) may elect one or more Assistant Treasurers, one or more Assistant Secretaries and such other subordinate officers or agents as it may deem proper from time to time, who shall hold office only at the pleasure of the Board of Directors (or the Executive Committee). The Board of Directors may from time to time authorize the Chief Executive Officer to appoint and remove such assistant and subordinate officers and agents and prescribe the powers and duties thereof.

         SECTION 3. Removal. Any officer of the Corporation may be removed with or without cause by a vote of the majority of the entire Board of Directors of the Corporation then in office at a meeting called for that purpose (or, except in the case of an officer elected by the Board of Directors, by the Executive Committee) whenever in its judgment the best interests of the Corporation will be served thereby.

         SECTION 4. Compensation. The Board of Directors shall fix the compensation of all officers of the Corporation who are appointed by the Board of Directors. The Board of Directors or the Executive Committee shall fix the compensation of all other officers of the Corporation, except that the Board of Directors may authorize the Chief Executive Officer to fix the compensation of such assistant and subordinate officers and agents as he is authorized to appoint and remove.

         SECTION 5. Chairman of the Board and Vice Chairman of the Board. The Chairman of the Board and in his absence the Vice Chairman if there be one shall preside at all meetings of the directors and shall perform such other duties as the Board may direct. The Chairman of the Board shall select and charter Board committees, establish board agendas, direct that management prepares and presents informative reports to the Board, monitor and review the performance of the President and Chief Executive Officer, and perform such other duties as the Board may from time to time direct.

         SECTION 6. President. The President shall, subject to the control of the Board of Directors (or the Executive Committee), have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors (or the Executive Committee) are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a signature under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the Board of Directors. The President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors (or the Executive Committee).

         SECTION 7. Vice Presidents. Any one or more of the Vice Presidents may be designated by the Board of Directors (or the Executive Committee) as an Executive Vice President. At the request of the President to whom that Executive Vice President reports, or in his absence or during his disability, the Executive Vice President shall perform the duties and exercise the functions of that President.

         SECTION 8. Secretary. The Secretary shall keep full Minutes of all meetings of the Shareholders and of the Board of Directors in books provided for the purpose. He shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law. He shall be the custodian of the records and of the Seal or Seals of the Corporation. He shall affix the Corporate Seal to all documents, the execution of which on behalf of the Corporation, under the Seal, is duly authorized by the Board of Directors (or the Executive Committee), and when so affixed may attest the same. He shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the Chief Executive Officer.

         SECTION 9. Treasurer. The Treasurer shall keep correct and complete books and records of account for the Corporation. Subject to the control and supervision of the Board of Directors (or the Executive Committee) and the Chief Executive Officer, or such other officers as the Chief Executive Officer may designate, the Treasurer shall establish and execute programs for the provision of the capital required by the Corporation, including negotiating the procurement of capital and maintaining adequate sources for the Corporation's current borrowings from lending institutions. He shall maintain banking arrangements to receive, have custody of and disburse the Corporation's monies and securities. He shall invest the Corporation's funds as required, establish and coordinate policies for investment in pension and other similar trusts, and provide insurance coverage as required. He shall direct the granting of credit and the collection of accounts due the Corporation, including the supervision of special arrangements for financing sales, such as time payment and leasing plans. He shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the Chief Executive Officer.

         SECTION 10. Securities of Other Corporation. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President of the Corporation or any Vice President may, with respect to any shares of stock or other securities issued by any other corporation or other business organization and held by the Corporation, exercise voting and similar rights on behalf of the Corporation and execute any ballots, consents, powers of attorney or proxies for that purpose. In addition, any such officer may endorse for sale or transfer and may sell or transfer for and on behalf of the Corporation any such stock or securities and may appoint proxies or attorneys for such purpose.

         SECTION 11. Non-corporate Officers. The Chairman of the Board or the President may from time to time appoint one or more vice presidents who shall not be considered officers of the Corporation for any purpose. Such vice presidents shall be clearly designated as non-corporate officers, shall hold office for such period, have such authority, and perform such duties as the Chairman of the Board, or the President may from time to time prescribe.

                                   ARTICLE IV

                               SHARE CERTIFICATES

         SECTION 1. Form and Signatures. The interest of each Shareholder of the Corporation shall be evidenced by certificates for shares in such form not inconsistent with law or the Certificate of Incorporation, and any amendments thereof, as the Board of Directors may from time to time prescribe. The share certificates shall be signed by the Chief Executive Officer, a President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, sealed with the seal of the Corporation, and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. Where any share certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or its employee, the signatures of any such Chief Executive Officer, President, Vice President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer and such corporate seal, may be facsimiles engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the share certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person had not ceased to be such officer.

         SECTION 2. Transfer of Shares. The shares of the Corporation shall be transferred on the books of the Corporation by the registered holder thereof, in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with a proper assignment and powers of transfer endorsed thereon or attached thereto, duly signed by the person appearing by the certificate to be the owner of the shares represented thereby, with such proof of the authenticity of the signature as the Corporation, or its agents, may reasonably require. Such certificate shall have affixed thereto all stock transfer stamps required by law. The Board of Directors shall have power and authority to make all such other rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

         SECTION 3. Mutilated, Lost, Stolen or Destroyed Certificates. The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any mutilation, loss, theft or destruction thereof, and the Board of Directors may, in its discretion, cause one or more new certificates, for the same number of shares in aggregate, to be issued to such holder upon satisfactory proof of such loss, theft or destruction and the deposit of indemnity by way of bond or otherwise in such form and amount and with such sureties or securities as the Board of Directors may require to indemnify the Corporation and transfer agent and registrar, if any, against loss or liability by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificates save upon the order of some court having jurisdiction in such matters.

         SECTION 4. Stock Ledgers. The stock ledgers of the Corporation containing the names and addresses of the Shareholders and the number of shares held by them respectively shall be maintained at the principal office of the Corporation, or if there be a transfer agent, at the office of such transfer agent, as the Board of Directors shall determine.

         SECTION 5. Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its stock or of any class or classes of its shares whose respective duties the Board of Directors may from time to time determine.

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                                    ARTICLE V

                                 INDEMNIFICATION

         SECTION 1. Indemnification of Directors and Officers. To the full extent authorized or permitted by law, the Corporation shall indemnify any person ("Indemnified Person") made, or threatened to be made, a party to any action or proceeding, whether civil, at law, in equity, criminal, administrative, investigative or otherwise, including any action by or in the right of the Corporation, by reason of the fact that he, his testator or intestate ("Responsible Person"), whether before or after adoption of this
Article: (a) is or was a director or officer of the Corporation, or (b) if a director or officer of the Corporation, is serving or served, in any capacity, at the request of the Corporation, any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, or (c) if not a director or officer of the Corporation, is serving or served, in any capacity, at the request of the Corporation, any other corporation, or any partnership, joint venture, trust, employee benefit play or other enterprise, against all judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall have consented to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys' fees and costs of investigation, incurred by such Indemnified Person with respect to any such threatened or actual action or proceeding, and any appeal therein, provided only that the following standard of conduct is met (x) the acts of the Reasonable Person which were material to the cause of action so adjudicated or otherwise disposed of were not committed in bad faith or were not the result of active and deliberate dishonesty, and (y) the Responsible Person did not personally gain in fact a financial profit or other advantage to which he was not legally entitled.

         SECTION 2. Advancement of Expenses. All expenses reasonably incurred by an Indemnified Person in connection with a threatened or actual action or proceeding with respect to which such person is or may be entitled to indemnification under this Article shall be advanced or promptly reimbursed by the Corporation to him in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by him or on his behalf to repay the amount of such advances, if any, as to which he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled.

         SECTION 3.  Procedure for Indemnification

                  (a) Not later than thirty (30) days following final disposition of an action or proceeding with respect to which the Corporation has received written request by an Indemnified Person for indemnification pursuant to this Article, if such indemnification has not been ordered by a court, the Board of Directors shall meet and find whether the Responsible Person met the standard of conduct set forth in Section 1 of the Article, and, if it finds that he did, or to the extent it so finds, shall authorize such indemnification.

                  (b) Such standard of conduct shall be found to have been met unless (i) a judgment or other final adjudication adverse to the Indemnified Person establishes that (A) acts of the Responsible Person were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (B) the Responsible Person personally gained in fact a financial profit or other advantage to which he was not legally entitled; or (ii) if the action or proceeding was disposed of other than by judgment or other final adjudication, the Board finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the Indemnified Person and would have established (A) or (B) above.

                  (c) If indemnification is denied, in whole or part, because of such a finding by the Board in the absence of a judgment or other final adjudication, or because the Board believes the expenses for which indemnification is requested to be unreasonable, such action by the Board shall in no way affect the right of the Indemnified Person to make application therefor in any court having jurisdiction thereof, and in such action or proceeding the issue shall be whether the Responsible Person met the standard of conduct set forth in Section 1, or whether the expenses were reasonable, as the case may be; not whether the finding of the Board with respect thereto was correct; and the determination of such issue shall not be affected by the Board's finding. If the judgment or other final adjudication in such action or proceeding establishes that the Responsible Person met the standard of conduct set forth in Section 1, or that the disallowed expenses were reasonable, or to the extent that it does, the Board shall then find such standard to have been met if it has not done so, and shall grant such indemnification, and shall also grant to the Indemnified Person indemnification of the expenses incurred by him in connection with the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met, or if pursuant to such court determination such person is entitled to less than the full amount of indemnification denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification so awarded.

                  (d) A finding by the Board pursuant to this Section that the standard of conduct set forth in Section 1 has been met shall mean a finding (i) by a quorum consisting of directors who are not parties to such action or proceeding or, (ii) if such a quorum is not obtainable or, if obtainable, such a quorum is unable to make such a finding and so directs: (A) by the Board upon the written opinion of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct has been met, or
(B) by the shareholders upon a finding that such standard has been met, such action by the Board or shareholders to be taken as promptly as is practicable.

         SECTION 4. Contractual Article. This Article shall be deemed to constitute a contract between the Corporation and person who serves as a Responsible Person at any time while this Article is in effect. No repeal or amendment to this Article, insofar as it reduces the extent of the indemnification of any person who could be a Responsible Person shall, without his written consent, be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to: (a) the date of such repeal or amendment if on that date he is not serving in any capacity in which he is serving on the date of such repeal or amendment, other than as a director or officer of the Corporation, for which he could be a Responsible Person, or
(b) the later of the thirtieth (30th) day following the end of the term of office (for whatever reason) if he is serving as director or officer of the Corporation on the date of such repeal or amendment, with respect to being a Responsible Person in that capacity. No amendment of the Business Corporation Law shall, insofar as it reduces the permissible extent of the right of indemnification of a Responsible Person under this Article, be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment.

         SECTION 5. Insurance. The Corporation may, but need not, maintain insurance insuring the corporation or Responsible Persons for any obligation of the Corporation for indemnification of Responsible Persons or for liabilities against which Responsible Persons are entitled to indemnification under this Article or insuring Responsible Persons for liabilities against which they are not entitled to indemnification under this Article.

         SECTION 6. Non-Exclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which director or officer of the Corporation or other corporate personnel may be entitled under law other than pursuant to this Article. If the standard of conduct set forth in
Section 1 of this Article is met, the Corporation is authorized to provide such persons rights to indemnification or advancement of expenses in addition to the provisions therefor in this Article, to the full extent permitted by law, pursuant to (a) a resolution of shareholders, (b) a resolution of directors, or
(c) an agreement providing for such indemnification.

                                   ARTICLE VI

                                    FINANCES

         SECTION 1. Dividends. Subject to law and to the provisions of the Certificate of Incorporation, and any amendments thereof, the Board of Directors may declare dividends on the stock of the Corporation, payable upon such dates as the Board of Directors may designate.

         SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums or sums, as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 3. Bills, Notes, Etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   ARTICLE VII

                                   AMENDMENTS

         SECTION 1. Power to Amend. The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation by a majority vote of the entire Board of Directors at any meeting. Any By-Law adopted by the Board of Directors may be amended or repealed at any meeting of Shareholders by a majority of the votes cast at such meeting by the holders of shares entitled to vote thereon. However, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of the Corporation entitled to vote for the election of Directors shall be required to amend or repeal Article 8 of the Restated Certificate of Incorporation, the related amendments to these By-Laws, or to adopt any provision inconsistent therewith.

         SECTION 2. Notice of Amendment Affecting Election of Directors. If any By-Law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the Notice for the next Meeting of Shareholders for the election of Directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.


* At a meeting of the Board of Directors held on September 3, 1997, the number of directors was fixed at ten (10) persons.